UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2016

BANCORP 34, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-211820	81-3387313
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

500 East 10th Street, Alamogordo, New Mexico	88310
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (575) 437-9334

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 5, 2016, Bancorp 34, Inc., a Maryland corporation (the “Company”), Alamogordo Financial Corp., a federal corporation (“Alamogordo Financial”), AF Mutual Holding Company (the “MHC”) and Bank 34 entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. (“KBW”), who will assist in the marketing of the Company’s common stock during its stock offering.

For its services in the subscription and community offerings, KBW will receive a fee of $250,000. In the event a syndicated or firm commitment underwritten offering is conducted, the Company will pay fees of 6.0% of the aggregate purchase price of all shares of common stock sold in the syndicated or firm commitment underwritten offering to KBW, who will serve as sole book-running manager, and any other broker-dealers included in the syndicated or firm commitment underwritten offering.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-211820) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated August 5, 2016.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

1.1	Agency Agreement dated August 5, 2016, by and among the Company, Alamogordo Financial, the MHC and Bank 34 and KBW (exhibits omitted)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCORP 34, INC.

DATE: August 10, 2016	By:	/s/ Jill Gutierrez
Jill Gutierrez
Chief Executive Officer